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                                                                      Exhibit 21
                                                                      ----------

                         Subsidiaries of the Registrant

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           Subsidiary             Trade name(s)                        Jurisdiction of
           ----------             -------------                        Incorporation
                                                                       -------------

AFC Restaurant, Inc.              N/A                                  Nevada
Ark 47th St. Corp.                N/A                                  New York
Ark 474 Corp.                     Columbus Bakery                      New York
Ark Atlantic City Corp.           Luna Lounge                          Delaware
Ark Atlantic City Restaurant      Gallagher's Steakhouse               Delaware
Corp.
Ark Bryant Park Corp.             Bryant Park Grill & Cafe             New York
Ark D.C. Kiosk, Inc.              Center Cafe                          District of Columbia
Ark Fifth Avenue Corp.            N/A                                  New York
Ark Fremont, Inc.                 The Saloon                           Nevada
Ark Fulton Street Corp.           Red                                  New York
Ark Islamorada Corp.              N/A                                  Florida
Ark JMR Corp.                     N/A                                  New York
Ark Las Vegas Restaurant Corp.    N/A                                  Nevada
Ark of Seaport, Inc.              Sequoia                              New York
Ark Operating Corp.               El Rio Grande                        New York
Ark Potomac Corporation           Sequoia                              District of Columbia
Ark Rio Corp.                     El Rio Grande                        New York
Ark Seventh Avenue South Corp.    N/A                                  New York
Ark Southfield Corp.              N/A                                  Michigan
Ark Southwest D.C. Corp.          Thunder Grill                        District of Columbia
Ark Sub-One Corp.                 Gonzalez y Gonzalez                  New York
Ark Union Station, Inc.           America                              District of Columbia
Ark WFC Corp.                     The Grill Room                       New York
Aroc and Ark Corporation          N/A                                  New York
Conis Realty Corp.                (1)     Metropolitan Cafe and        New York
                                  (2)     Columbus Bakery
Las Vegas America Corp.           America                              Nevada
Las Vegas Asia Corp.              Tsunami Asian Grill                  Nevada
Las Vegas Bakery Corp.            Columbus Bakery                      Nevada
Las Vegas Downstairs Deli Corp.   Rialto Deli                          Nevada
                                  (Venetian Food Court)
Las Vegas Festival Food Corp.     (1) Gonzalez y Gonzalez and          Nevada
                                  (2) Village Eateries
                                  (New York-New York Hotel Food
                                  Court)
Las Vegas Lutece Corp.            (1)     Lutece and                   Nevada
                                  (2)     Venus
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
Las Vegas Mexico Corp.            Vico's Burritos
                                  (Venetian Food Court)
Las Vegas Steakhouse Corp.        Gallagher's Steakhouse               Nevada
Las Vegas Venice Deli Corp.       Towers Deli                          Nevada
                                  (Venetian Food Court)
Las Vegas Venice Food Corp.       Seaport Grill                        Nevada
                                  (Venetian Food Court)
Las Vegas Venus Corp.             Venus                                Las Vegas
Lutece, Inc.                      N/A                                  New York
MEB Dining 18, Inc.               N/A                                  New York
MEB Emporium Corp.                N/A                                  New York
MEB On First, Inc.                Canyon Road Grill                    New York
Sam & Emma's Deli, Inc.           The Stage Deli                       New York
Tysons America Corp.              N/A                                  Virginia
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